Exhibit 10.48
LLC UNIT AGREEMENT
     THIS LLC UNIT AGREEMENT is made and entered into effective as of the 23rd day of January, 2009, by and between COFFEYVILLE ACQUISITION, LLC, a Delaware limited liability company (“Acquisition LLC”), COFFEYVILLE ACQUISITION II, LLC, a Delaware limited liability company (“Acquisition II LLC”), COFFEYVILLE ACQUISITION III, LLC, a Delaware limited liability company (“Acquisition III LLC”) (Acquisition LLC, Acquisition II LLC and Acquisition III LLC each a Company and collectively the “Companies”) and JAMES T. RENS (“Member”).
     WHEREAS, Member is a Management Member of each of the Companies and in such capacity owns Override Units of each of the Companies consisting of both Operating Units and Value Units in Acquisition LLC and Acquisition II LLC, and consisting of “Immediately Vested Override Units” and “Override Units Subject to Vesting” in Acquisition III LLC (for purposes of this LLC Unit Agreement, both the “Immediately Vested Override Units” and the “Override Units Subject to Vesting” in Acquisition III LLC shall be treated as Operating Units);
     WHEREAS, on January 23rd, 2009, Member entered into a Separation Agreement with Companies’ affiliated entities, CVR Energy, Inc. (“CVR Energy”), a Delaware corporation, and Coffeyville Resources, LLC (“Resources”), a Delaware limited liability company (the “Separation Agreement”), pursuant to which the Member has agreed to continue to provide employment services to CVR Energy for a limited term subject to the terms and conditions of the Separation Agreement; and
     WHEREAS, a condition to Member’s execution of the Separation Agreement is that Companies enter into this LLC Unit Agreement in order to modify the vesting schedule for Member’s Override Units.
     NOW, THEREFORE, the parties hereto agree as follow:
     1. Override Units. Notwithstanding anything to the contrary in the Third Amended and Restated Limited Liability Company Agreement of Coffeyville Acquisition LLC, dated October 16, 2007, as amended by Amendment No. 1 to such Agreement dated October 24, 2007 (the “Acquisition LLC Agreement”), the First Amended and Restated Limited Liability Company Agreement of Coffeyville Acquisition II, LLC, dated October 16, 2007, as amended by Amendment No. 1 to such Agreement dated October 24, 2007 (the “Acquisition II LLC Agreement”) and Amended and Restated Limited Liability Company Agreement of Coffeyville Acquisition III, LLC, dated February 15, 2008 (the “Acquisition III LLC Agreement” and collectively with Acquisition LLC Agreement and Acquisition II LLC Agreement, the “Company Agreements”) or any further amendments to the Company Agreements, the Override Units granted to Member pursuant to the applicable Company Agreement shall not be forfeited upon Member’s termination of employment with CVR Energy, but shall rather become partially vested upon such termination of employment as follows, subject to Section 1.c. hereof:
     a. Operating Units. A number of Operating Units that have been granted to the Member prior to the date on which Member’s employment with CVR Energy is terminated (the “Termination Date”) shall become vested such that in the aggregate seventy-five percent (75%) of such Operating Units shall be vested and non-forfeitable as of the

Termination Date, subject to subsection c. below. With respect to such vested Operating Units, Member shall be entitled to the same rights, privileges and benefits as all other Members of applicable Company that own Operating Units prior to or following the Termination Date and shall be treated indefinitely as if he were still an active employee of the applicable Company. In the event that such Operating Units convert to Value Units in accordance with the applicable Company Agreement, the converted Value Units shall remain fully vested and non-forfeitable.
     b. Value Units. A number of Value Units that have been granted to the Member prior to the Termination Date shall become vested such that in the aggregate fifty percent (50%) of such Value Units shall become vested and non-forfeitable for a period of twenty-four (24) months following the Termination Date, subject to subsection c. below and subject to the satisfaction of applicable performance conditions in the Company Agreements. With respect to such vested Value Units, for such twenty-four (24) month period Member shall be entitled to the same rights, privileges and benefits as all other Members of applicable Company (other than Acquisition III LLC) that own Value Units prior to or following the Termination Date. Upon the completion of such twenty-four (24) month period, in the event that (i) an Exit Event has not yet occurred, and (ii) no definitive agreement shall be in effect regarding a transaction, which, if consummated, would result in an Exit Event, then all Value Units granted to Member shall be forfeited and of no further benefit to Member (it being understood that in the event that such forfeiture does not occur as a result of the operation of clause (ii) of this Section 1(b) but the definitive agreement referred to in such clause (ii) subsequently terminates without consummation of an Exit Event, then the forfeiture of all of the Value Units shall thereupon occur).
     c. In the event that the Member breaches any provision of the Separation Agreement (including, for the avoidance of doubt, the provisions of the Amended and Restated Employment Agreement between the Member and CVR Energy, dated December 29, 2007 that survive the execution of the Separation Agreement), all Operating Units and Value Units that have been granted to the Member shall be forfeited as of the date of such breach.
     2. Capitalized Terms. Any capitalized term used herein which is not defined herein shall be ascribed the meaning given to such term in the applicable Company Agreement.
     3. Controlling Agreement; Other Provisions to Remain in Effect. To the extent of any conflict between this LLC Unit Agreement and the Company Agreements or any other agreement between the parties hereto, the terms and conditions of this LLC Unit Agreement shall control. Except to the extent modified by this LLC Unit Agreement, the Company Agreements are not affected hereby and continue in full force and effect in accordance with their original terms.
     4. Authority. Each party hereby represents and warrants to the other party that: (a) it has the power, legal capacity, and authority to enter into and perform its obligations under this LLC Unit Agreement, and no approvals or consents of any persons are necessary in connection therewith; and (b) the execution and delivery of this LLC Unit Agreement has been duly authorized by its respective directors, managers or other governing body in full compliance with its organizational and governing documents. Each of the individuals executing this LLC Unit Agreement on behalf of the parties hereby represents and warrants to the other party that such individual has been duly authorized and has full authority to execute this LLC Unit Agreement for the party on whose behalf such individual is signing.
     5. Governing Law; Venue. This LLC Unit Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflicts of law principles. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of Kansas (collectively the “Selected Courts”) for any action or proceeding relating to this LLC Unit Agreement, agrees not to commence any action or proceeding relating thereto except in the Selected Courts, and waives any forum or venue objections to the Selected Courts.
     6. Severability. In the event any provision herein is held by a court of competent jurisdiction to be invalid or unenforceable, then such invalid or unenforceable provision shall be reformed to the least extent possible to make the same valid and enforceable or, if no such reformation is possible, then such invalid or unenforceable provision shall be stricken from this LLC Unit Agreement without affecting the validity or enforceability of the remainder of this LLC Unit Agreement.
     7. Notices. Any notice which is necessary, required or desired to be given hereunder shall be in writing and shall be given in accordance with the notice provisions set forth in the Company Agreements.
     8. Successors and Assigns. This LLC Unit Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.
     9. Multiple Counterparts. This LLC Unit Agreement may be executed in any number of separate counterparts, each of which will be deemed to be an original, but which together will constitute one and the same instrument.
[signature page follows]

     IN WITNESS WHEREOF, each party hereto has caused this LLC Unit Agreement to be duly executed as of the effective date written above.

“Member”	COFFEYVILLE ACQUISITION, LLC

/s/ James T. Rens	By:	/s/ John J. Lipinski

JAMES T. RENS		Authorized Signatory

John J. Lipinski

Printed Name

CEO

Title

COFFEYVILLE ACQUISITION II, LLC

	By:	/s/ John J. Lipinski

Authorized Signatory

John J. Lipinski

Printed Name

CEO

Title

COFFEYVILLE ACQUISITION III, LLC

	By:	/s/ John J. Lipinski

Authorized Signatory

John J. Lipinski

Printed Name

CEO

Title